Exhibit 3

                                                              As Amended through
                                                                  March 29, 2000



                         THERMO INSTRUMENT SYSTEMS INC.

                                     BY-LAWS

                                TABLE OF CONTENTS

Title                                                                    Page

Article I - General                                                       1
      Section 1.1.      Offices                                           1
      Section 1.2.      Seal                                              1
      Section 1.3.      Fiscal Year                                       1

Article II - Stockholders                                                 1
      Section 2.1.      Place of Meeting                                  1
      Section 2.2.      Annual Meeting                                    1
      Section 2.3.      Quorum                                            1
      Section 2.4.      Right to Vote; Proxies                            2
      Section 2.5.      Record Date                                       2
      Section 2.6.      Voting                                            2
      Section 2.7.      Notice of Annual Meetings                         2
      Section 2.8.      Stockholders' List                                2
      Section 2.9.      Special Meetings                                  2
      Section 2.10.     Notice of Special Meetings                        2
      Section 2.11.     Stockholders' Action by Consent                   3

Article III - Directors 3
      Section 3.1.      Number of Directors                               3
      Section 3.2.      Change in Number of Directors; Vacancies          3
      Section 3.3.      Resignation                                       4
      Section 3.4.      Removal                                           4
      Section 3.5.      Place of Meetings and Books                       4
      Section 3.6.      General Powers                                    4
      Section 3.7.      Executive Committee                               4
      Section 3.8.      Other Committees                                  4
      Section 3.9.      Power Denied to Committees                        4
      Section 3.10.     Substitute Committee Member                       5


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Title                                                                    Page
      Section 3.11.     Compensation of Directors                         5
      Section 3.12.     Notice of Meetings                                5
      Section 3.13.     Regular Meetings                                  5
      Section 3.14.     Special Meetings                                  5
      Section 3.15.     Quorum                                            5
      Section 3.16.     Telephonic Participation in Meetings              6
      Section 3.17.     Action by Consent                                 6

Article IV - Officers                                                     6
      Section 4.1.      Selection; Statutory Officers                     6
      Section 4.2.      Time of Election                                  6
      Section 4.3.      Additional Officers                               6
      Section 4.4.      Terms of Office                                   6
      Section 4.5.      Compensation of Officers                          6
      Section 4.6.      Chairman of the Board                             6
      Section 4.7.      President                                         7
      Section 4.8.      Vice-Presidents                                   7
      Section 4.9.      Treasurer                                         7
      Section 4.10.     Secretary                                         7
      Section 4.11.     Assistant Secretary                               8
      Section 4.12.     Assistant Treasurer                               8
      Section 4.13.     Subordinate Officers                              8

Article V - Stock                                                         8
      Section 5.1       Stock                                             8
      Section 5.2.      Transfers of Stock                                8
      Section 5.3.      Record Date                                       9
      Section 5.4.      Transfer Agent and Registrar                      9
      Section 5.5.      Dividends                                         9
                        1. Power to Declare                               9
                        2.Reserves                                        9
      Section 5.6.      Lost, Stolen or Destroyed Certificates            9
      Section 5.7.      Inspection of Books                               9

Article VI - Miscellaneous Management Provisions                          10
      Section 6.1.      Checks, Drafts and Notes                          10
      Section 6.2.      Notices                                           10
      Section 6.3.      Conflict of Interest                              10
      Section 6.4.      Voting of Securities Owned by this Corporation    11


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Title                                                                    Page
Article VII - Indemnification                                             11
      Section 7.1.      Power to Indemnify in Actions, Suits
                        or Proceedings other than those by or
                        in the Right of the Corporation                   11
      Section 7.2.      Power to Indemnify in Actions, Suits o
                        or Proceedings by or in the Right of the
                        Corporation                                       11
      Section 7.3.      Authorization of Indemnification                  12
      Section 7.4.      Good Faith Defined                                12
      Section 7.5.      Indemnification by a Court                        13
      Section 7.6.      Expenses Payable in Advance                       13
      Section 7.7.      Non-Exclusivity of Indemnification
                        and Advancement of Expenses                       13
      Section 7.8.      Insurance                                         13
      Section 7.9.      Meaning of "Corporation" for Purposes
                        of Article VII                                    13
      Section 7.10.     Survival of Indemnification and
                        Advancement of Expenses                           14
      Section 7.11.     Severability                                      14
      Section 7.12.     Intent of Article                                 14

Article VIII - Amendments                                                 14
      Section 8.1.      Amendments                                        14


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                         THERMO INSTRUMENT SYSTEMS INC.

                                     BY-LAWS


                               ARTICLE I - GENERAL

      Section 1.1. Offices. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

      Section 1.2. Seal. The seal of the corporation shall, upon issuance, be in the form of a circle and shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware" and may reside at the corporate offices.

      Section 1.3. Fiscal Year. The fiscal year of the corporation shall be the 52 or 53 weeks ending on the Saturday nearest December 31 in each year.


                            ARTICLE II- STOCKHOLDERS

      Section 2.1. Place of Meetings. All meetings of the stockholders shall be held at such place or places within or without the State of Delaware as may be fixed from time to time by the Board of Directors.

      Section 2.2. Annual Meeting. The annual meeting of the stockholders shall be held each year on such date and at such time as the Board of Directors may determine. At each annual meeting the stockholders entitled to vote shall elect a Board of Directors by plurality vote by ballot, and they may transact such other corporate business as may properly be brought before the meeting. At the annual meeting any business may be transacted, irrespective of whether the notice calling such meeting shall have contained a reference thereto, except where notice is required by law, the certificate of incorporation, or these by-laws.

      Section 2.3. Quorum. At all meetings of the stockholders the holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum requisite for the transaction of business except as otherwise provided by law, by the certificate of incorporation or by these by-laws. If, however, such majority shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or by proxy, by a majority vote, shall have power to adjourn the meeting from time to time without notice other than announcement at the meeting until the requisite amount of voting stock shall be present. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting, at which the requisite amount of voting stock shall be represented, any business may be transacted which might have been transacted if the meeting had been held as originally called.


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      Section 2.4. Right to Vote, Proxies.  Each stockholder having the right to vote at any meeting shall be entitled to one vote for each share of stock held by him. Any stockholder entitled to vote at any meeting of stockholders may vote either in person or by proxy, but no proxy which is dated more than three years prior to the meeting at which it is offered shall confer the right to vote thereat unless the proxy provides that it shall be effective for a longer period. Every proxy shall be in writing, subscribed by a stockholder or his duly authorized attorney in fact, and dated, but need not be sealed, witnessed, or acknowledged.

      Section 2.5. Record Date. Except where the transfer books of the corporation shall have been closed, or a date shall have been fixed as the record date for the determination of its stockholders entitled to vote as provided in Section 5.3 of these by-laws, no share of stock shall be voted at any election for directors which shall have been transferred on the books of the corporation within twenty (20) days next preceding said election of directors.

      Section 2.6. Voting. At all meetings of stockholders all questions, except as otherwise expressly provided for by statute, the certificate of incorporation or these by-laws, shall be determined by a majority vote of the stockholders present in person or represented by proxy. All elections shall be decided by a majority of the shares voting thereon.

      Section 2.7. Notice of Annual Meetings, Written notice of the annual meeting of the stockholders shall be mailed to each stockholder entitled to vote thereat at such address as appears on the stock books of the corporation at least ten (10) days (and not more than sixty (60) days) prior to the meeting. It shall be the duty of every stockholder to furnish to the Secretary of the corporation or to the transfer agent, if any, of the class of stock owned by him, his post-office address and to notify said Secretary or transfer agent of any change therein.

      Section 2.8. Stockholders' List. A complete list of the stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order and showing the address of each stockholder, and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary and filed either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held, at least ten days before such meeting, and shall at all times during the usual hours for business, and during the whole time of said election, be open to the examination of any stockholder for a purpose germane to the meeting.

      Section 2.9. Special Meetings. Special meetings of the stockholders for any purpose or purposes, unless otherwise provided by statute, may be called by the Board of Directors, the Chairman of the Board, if any, the President or any Vice President.

      Section 2.10. Notice of Special Meetings. Written notice of a special meeting of stockholders, stating the time and place and object thereof shall be mailed, postage prepaid, not less than ten (10) nor more than sixty (60) days before such meeting, to each stockholder entitled to vote thereat, at such address as appears on the books of the corporation. No business may be transacted at such meeting except that referred to in said notice, or in a supplemental notice given also in compliance with the provisions hereof, or such other business as may be germane or supplementary to that stated in said notice or notices.

      Section 2.11. Stockholders' Action by Consent. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes, the certificate of incorporation, or these by-laws, the meeting and vote of stockholders may be dispensed with, and any corporate action upon which a vote of stockholders is required or permitted may be taken with the written consent of stockholders having not less than 50% of all of the stock entitled to vote upon the action if a meeting were held; provided that in no case shall the written consent be by holders having less than the minimum percentage of the total vote required by statute for the proposed corporate action and provided that prompt notice be given to all stockholders of the taking of such corporate action without a meeting and by less than unanimous consent.


                             ARTICLE III- DIRECTORS

      Section 3.1. Number of Directors. Except as otherwise provided by law, the certificate of incorporation or these by-laws, the property and business of the corporation shall be managed by or under the direction of a board of not less than two nor more than thirteen directors. Within the limits specified, the number of directors shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting. Directors need not be stockholders. The directors shall be elected by ballot at the annual meeting of the stockholders and each director shall be elected to serve until his successor shall be elected and shall qualify or until his earlier resignation or removal; provided that in the event of failure to hold such meeting or to hold such election at such meeting, such election may be held at any special meeting of the stockholders called for that purpose. If the office of any director becomes vacant by reason of death, resignation, disqualification, removal, failure to elect, or otherwise, the remaining directors, although less than a quorum, by a majority vote of such remaining directors may elect a successor or successors who shall hold office for the unexpired term or until their earlier resignation or removal. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are elected and qualified or until their earlier resignation or removal.

      Section 3.2. Change in Number of Directors; Vacancies. The maximum number of directors may be increased by an amendment to these by-laws adopted by a majority vote of the Board of Directors or by a majority vote of the capital stock having voting power, and if the number of directors is so increased by action of the Board of Directors or of the stockholders or otherwise, then the additional directors may be elected in the manner provided in Section 3.1 of these by-laws for the filling of vacancies in the Board of Directors or at the annual meeting of stockholders or at a special meeting called for that purpose. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law or these bylaws, may exercise the powers of the full board until the vacancy is filled.

      Section 3.3 Resignation. Any director of this corporation may resign at any time by giving written notice to the Chairman of the Board, if any, the President or the Secretary of the corporation. Such resignation shall take effect at the time specified therein, at the time of receipt if no time is specified therein and at the time of acceptance if the effectiveness of such resignation is conditioned upon its acceptance. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      Section 3.4. Removal. Any director or the entire Board of Directors may be removed with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

      Section 3.5. Place of Meetings and Books. The Board of Directors may hold their meetings and keep the books of the corporation outside the State of Delaware, at such places as they may from time to time determine.

      Section 3.6. General Powers. In addition to the powers and authority expressly conferred upon them by these by-laws, the board may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

      Section 3.7. Executive Committee. There may be an executive committee of one or more directors designated by resolution passed by a majority of the whole board. The act of a majority of the members of such committee shall be the act of the committee. Said committee may meet at stated times or on notice to all by any of their own number, and shall have and may exercise those powers of the Board of Directors in the management of the business affairs of the Company as are provided by law and may authorize the seal of the corporation to be affixed to all papers which may require it. Vacancies in the membership of the committee shall be filled by the Board of Directors at a regular meeting or at a special meeting called for that purpose.

      Section 3.8. Other Committees. The Board of Directors may also designate one or more committees in addition to the executive committee, by resolution or resolutions passed by a majority of the whole board; such committee or committees shall consist of one or more directors of the corporation, and to the extent provided in the resolution or resolutions designating them, shall have and may exercise specific powers of the Board of Directors in the management of the business and affairs of the corporation to the extent permitted by statute and shall have power to authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

      Section 3.9. Powers Denied to Committees. Committees of the Board of Directors shall not, in any event, have any power or authority to amend the certificate of incorporation, adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommend to the stockholders a dissolution of the corporation or a revocation or a dissolution or to amend the bylaws of the corporation. Further, committees of the Board of Directors shall not have any power or authority to declare a dividend or to authorize the issuance of stock.

      Section 3.10. Substitute Committee Member. In the absence or on the disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of such absent or disqualified member. Any committee shall keep regular minutes of its proceedings and report the same to the board as may be required by the board.

      Section 3.11. Compensation of Directors. The Board of Directors shall have the power to fix the compensation of directors and members of committees of the Board. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and/or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

      Section 3.12. Notice of Meetings. The newly elected board may meet at such place and time as shall be fixed and announced by the Chairman of the Board, the President or Secretary, for the purpose of organization or otherwise, and no further notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or they may meet at such place and time as shall be stated in a notice given to such directors either personally or by telephone, telecopy, cable, commercial delivery service, telex, telegram or similar means twenty-four (24) hours prior to such meeting, or as shall be fixed by the consent in writing of all the directors.

      Section 3.13. Regular Meetings. Regular meetings of the board may be held without notice at such time and place as shall from time to time be determined by the board.

      Section 3.14. Special Meetings. Special meetings of the board may be called by the Chairman of the Board, if any, the President or Secretary, on twenty-four (24) hours' notice to each director, either personally or by telephone, telecopy, cable, commercial delivery service, telex, telegram, or similar means to his business or home address; special meetings shall be called by the Secretary in like manner and on like notice, on the written request of two directors.

      Section 3.15. Quorum. At all meetings of the Board of Directors, a majority of the total number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically permitted or provided by statute, or by the certificate of incorporation, or by these by-laws. If at any meeting of the board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at said meeting which shall be so adjourned.

      Section 3.16. Telephonic Participation in Meetings. Members of the Board of Directors or any committee designated by such board may participate in a meeting of the board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting. Notwithstanding anything to the contrary in these by-laws, meetings of the board or a committee by means of conference telephone or similar communications equipment may be called by the Chairman of the Board, if any, the President or Secretary on one
(1) hours' notice to each director delivered by telephone to his business address.

      Section 3.17. Action by Consent. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if written consent thereto is signed by all members of the board or of such committee as the case may be and such written consent is filed with the minutes of proceedings of the board or committee.


                              ARTICLE IV - OFFICERS

      Section 4.1. Selection; Statutory Officers. The officers of the corporation shall be chosen by the Board of Directors. There shall be a President, a Secretary and a Treasurer, and there may be a Chairman of the Board of Directors, one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers, as the Board of Directors may elect. The office of President and Secretary shall not be held by the same person.

      Section 4.2. Time of Election. The officers above named shall be chosen by the Board of Directors at its first meeting after each annual meeting of stockholders. None of said officers need be a director.

      Section 4.3. Additional Officers. The board may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

      Section 4.4. Terms of Office. Each officer of the corporation shall hold office until his successor is chosen and qualified, or until his earlier resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors.

      Section 4.5. Compensation of Officers. The Board of Directors shall have power to fix the compensation of all officers of the corporation. It may authorize any officer, upon whom the power of appointing subordinate officers may have been conferred, to fix the compensation of such subordinate officers.

      Section 4.6. Chairman of the Board. The Chairman of the Board of Directors shall preside at all meetings of the stockholders and directors, and shall have such other duties as may be assigned to him from time to time by the Board of Directors.

      Section 4.7. President. Unless the Board of Directors otherwise determines, the President shall be the chief executive officer and head of the corporation. Unless there is a Chairman of the Board, the President shall preside at all meetings of directors and stockholders. Under the supervision of the Board of Directors and of the executive committee, the President shall have the general control and management of its business and affairs, subject, however, to the right of the Board of Directors and of the executive committee to confer any specific power, except such as may be by statute exclusively conferred on the President, upon any other officer or officers of the corporation. The President shall perform and do all acts and things incident to the position of President and such other duties as may be assigned to him from time to time by the Board of Directors or the executive committee.

      Section 4.8. Vice Presidents. The Vice Presidents shall perform such of the duties of the President on behalf of the corporation as may be respectively assigned to them from time to time by the Board of Directors or by the executive committee or by the President. The Board of Directors or the executive committee may designate one of the Vice Presidents as the Executive Vice President, and in the absence or inability of the President to act, such Executive Vice President shall have and possess all of the powers and discharge all of the duties of the President, subject to the control of the board and of the executive committee.

      Section 4.9. Treasurer. The Treasurer shall have the care and custody of all the funds and securities of the corporation which may come into his hands as Treasurer, and the power and authority to endorse checks, drafts and other instruments for the payment of money for deposit or collection when necessary or proper and to deposit the same to the credit of the corporation in such bank or banks or depository as the Board of Directors or the executive committee, or the officers or agents to whom the Board of Directors or the executive committee may delegate such authority, may designate, and he may endorse all commercial documents requiring endorsements for or on behalf of the corporation. He may sign all receipts and vouchers for the payments made to the corporation. He shall render an account of his transactions to the Board of Directors or to the executive committee as often as the board or the committee shall require the same. He shall enter regularly in the books to be kept by him for that purpose full and adequate account of all moneys received and paid by him on account of the corporation. He shall perform all acts incident to the position of Treasurer, subject to the control of the Board of Directors and of the executive committee. He shall when requested, pursuant to vote of the Board of Directors or the executive committee, give a bond to the corporation conditioned for the faithful performance of his duties, the expense of which bond shall be borne by the corporation.

      Section 4.10. Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors and of the stockholders; he shall attend to the giving and serving of all notices of the corporation. Except as otherwise ordered by the Board of Directors or the executive committee, he shall attest the seal of the corporation upon all contracts and instruments executed under such seal and shall affix the seal of the corporation thereto and to all certificates of shares of the Capital Stock. He shall have charge of the stock certificate book, transfer book and stock ledger, and such other books and papers as the Board of Directors or the executive committee may direct. He shall, in general, perform all the duties of Secretary, subject to the control of the Board of Directors and of the executive committee.

      Section 4.11. Assistant Secretary. The Board of Directors or any two of the officers of the corporation acting jointly may appoint or remove one or more Assistant Secretaries of the corporation. Any Assistant Secretary upon his appointment shall perform such duties of the Secretary, and also any and all such other duties as the executive committee or the Board of Directors or the President or the Executive Vice President or the Treasurer or the Secretary may designate.

      Section 4,12. Assistant Treasurer. The Board of Directors or any two of the officers of the corporation acting jointly may appoint or remove one or more Assistant Treasurers of the corporation. Any Assistant Treasurer upon his appointment shall perform such of the duties of the Treasurer, and also any and all such other duties as the executive committee or the Board of Directors or the President or the Executive Vice President or the Treasurer or the Secretary may designate.

      Section 4.13. Subordinate Officers. The Board of Directors may select such subordinate officers as it may deem desirable. Each such officer shall hold office for such period, have such authority, and perform such duties as the Board of Directors may prescribe. The Board of Directors may, from time to time, authorize any officer to appoint and remove subordinate officers and to prescribe the powers and duties thereof.


                                ARTICLE V - STOCK

      Section 5.1. Stock. Each stockholder shall be entitled to a certificate or certificates of stock of the corporation in such form as the Board of Directors may from time to time prescribe. The certificates of stock of the corporation shall be numbered and shall be entered in the books of the corporation as they are issued. They shall certify the holder's name and number and class of shares and shall be signed by both of (a) either the President or a Vice President, and
(b) any one of the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, and shall be sealed with the corporate seal of the corporation. If such certificate is countersigned (1) by a transfer agent other than the corporation or its employee, or, (2) by a registrar other than the corporation or its employee, the signature of the officers of the corporation and the corporate seal may be facsimiles. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the corporation, such certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature shall have been used thereon had not ceased to be such officer or officers of the corporation.

      Section 5.2. Transfers of Stock. Subject to any transfer restrictions then in force, the shares of stock of the corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives and upon such transfer the old certificates shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers or to such other person as the directors may designate by whom they shall be canceled and new certificates shall thereupon be issued. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof save as expressly provided by the laws of Delaware.

      Section 5.3. Record Date. The Board of Directors shall fix in advance a date, not exceeding sixty (60) days preceding the date of any meeting of stockholders or the date for the payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock is to occur, and in such case only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of; and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

      Section 5.4. Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents or transfer clerks and one or more registrars and may require all certificates of stock to bear the signature or signatures of any of them.

      Section 5.5. Dividends.

      1. Power to Declare. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation and the laws of Delaware.

      2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

      Section 5.6. Lost, Stolen or Destroyed Certificates. No certificates for shares of stock of the corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except upon production of such evidence of the loss, theft or destruction and upon indemnification of the corporation and its agents to such extent and in such manner as the Board of Directors may from time to time prescribe.

      Section 5.7. Inspection of Books. The stockholders of the corporation, by a majority vote at any meeting of stockholders duly called, or in case the stockholders shall fail to act, the Board of Directors shall have power from time to time to determine whether and to what extent and what times and places and under what conditions and regulations and books of the corporation (other than the stock ledger) or any of them, shall be open to inspection of stockholders; and no stockholder shall have any right to inspect any account or book or document of the corporation except as conferred by the statute or authorized by the Board of Directors or by a resolution of the stockholders.

               ARTICLE VI- MISCELLANEOUS MANAGEMENT PROVISIONS

      Section 6.1. Checks. Drafts and Notes. All checks, drafts or orders for the payment of money, and all notes and acceptances of the corporation shall be signed by such officer or officers, agent or agents as the Board of Directors may designate.

      Section 6.2. Notices.

      1. Unless otherwise specified in these by-laws, notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors may also be given by telephone, telecopy, cable, commercial delivery service, telex, telegram or similar means.

      2. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these bylaws, a written waiver of notice, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting, or, in the case of a meeting of the Board of Directors, participation in a meeting by means of conference telephone or similar communications equipment, shall constitute a waiver of notice of such meeting except when the person attends, or participates in, a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

      Section 6.3. Conflict of Interest. No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or (iii) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

      Section 6.4. Voting of Securities Owned by this Corporation. Subject always to the specific directions of the Board of Directors, (a) any shares or other securities issued by any other corporation and owned or controlled by this corporation may be voted in person at any meeting of security holders of such other corporation by the President of this corporation if he is present at such meeting, or in his absence by the Treasurer of this corporation if he is present at such meeting, and (b) whenever, in the judgment of the President, it is desirable for this corporation to execute a proxy or written consent in respect to any shares or other securities issued by any other corporation and owned by this corporation, such proxy or consent shall be executed in the name of this corporation by the President, without the necessity of any authorization by the Board of Directors, affixation of corporate seal or countersignature or attestation by another officer, provided that if the President is unable to execute such proxy or consent by reason of sickness, absence from the United States or other similar cause, the Treasurer may execute such proxy or consent. Any person or persons designated in the manner above stated as the proxy or proxies of this corporation shall have full right, power and authority to vote the shares or other securities issued by such other corporation and owned by this corporation the same as such shares or other securities might be voted by this corporation.


                          ARTICLE VII- INDEMNIFICATION

      Section 7.1. Power to Indemnify in Actions, Suits or Proceedings other than those by or in the Right of the Corporation. Subject to Section 3 of this
Article VII, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself; create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

      Section 7.2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article VII, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      Section 7.3. Authorization of Indemnification. Any indemnification under this Article VII (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in
Section 1 or Section 2 of this Article VII, as the case may be. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

      Section 7.4. Good Faith Defined.  For purposes of any determination  under
Section 3 of this Article VII, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the corporation or another enterprise, or on information supplied to him by the officers of the corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the corporation or another enterprise or on information or records given or reports made to the corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the corporation or another enterprise. The term "another enterprise" as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust or other enterprise of which such person is or was serving at the request of the corporation as a director, officer, employee or agent. The provisions of this
Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 1 or 2 of this Article VII, as the case may be.

      Section 7.5. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article VII, and notwithstanding the absence of any determination thereunder, any director, officer, employee or agent may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article VII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in Sections 1 or 2 of this
Article VII, as the case may be. Notice of any application for indemnification pursuant to this Section 5 shall be given to the corporation promptly upon the filing of such application.

      Section 7.6. Expenses Payable in Advance. Expenses incurred in defending or investigating a threatened or pending action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article VII.

      Section 7.7. Non-Exclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the corporation that indemnification of the persons specified in Sections 1 and 2 of this Article VII shall be made to the fullest extent permitted by law. The provisions of this Article VII shall not be deemed to preclude the indemnification of any person who is not specified in Sections 1 or 2 of this Article VII but whom the corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.

      Section 7.8. Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article VII.

      Section 7.9. Meaning of "Corporation" for Purposes of Article VII. For purposes of this Article VII, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

      Section 7.10. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      Section  7.11.  Severabilitv.  If any word,  clause or  provision  of this
Article VII or any award made hereunder shall for any reason be determined to be invalid, the provisions hereof shall not otherwise be affected thereby but shall remain in full force and effect.

      Section 7.12. Intent of Article. The intent of this Article VII is to provide for indemnification to the fullest extent permitted by applicable law, including Section 145 of the General Corporation Law of Delaware. To the extent that such Section or any successor Section may be amended or supplemented from time to time, this Article VII shall be amended automatically and construed so as to permit indemnification to the fullest extent from time to lime permitted by law.


                            ARTICLE VIII- AMENDMENTS

      Section 8.1. Amendments. The by-laws of the corporation may be altered, amended or repealed at any meeting of the Board of Directors upon notice thereof in accordance with these by-laws, or at any meeting of the stockholders by the vote of the holders of the majority of the stock issued and outstanding and entitled to vote at such meeting, in accordance with the provisions of the certificate of incorporation and of the laws of Delaware.